EXHIBIT 23.1

               CONSENT OF KPMG PEAT MARWICK LLP

BOARD OF DIRECTORS
FIRST CHARTER CORPORATION


We consent to the incorporation by reference in this Current Report on Form 8-K of First Charter Corporation of our report on the 1993 and 1992 consolidated financial statements of Bank of Union dated February 11, 1994 included in the 1994 Annual Report on Form F-2 of Bank of Union, which is included as Exhibit 99.12 to First Charter Corporation's Registration Statement on Form S-4 (Registration No. 33-63157).

                                         KPMG PEAT MARWICK LLP


Charlotte, North Carolina
January 4, 1996